 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2024

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
802 East 1050 South
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement
On September 6, 2024, Domo, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) to sell shares of the Company’s Class B common stock, par value $0.001 per share (the “Common Stock”), subject to the maximum aggregate sales proceeds of up to $150,000,000 pursuant to the applicable prospectus supplement, from time to time, through an “at the market offering” program under which Cantor will act as sales agent.
Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Cantor may sell the shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. Cantor agreed to use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market LLC. The Sales Agreement may be terminated by the Company or Cantor upon notice to the other party in accordance with the terms of the Sales Agreement. The offering of the shares of Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement in accordance with its terms.
Under the terms of the Sales Agreement, the Company will pay Cantor a commission in an amount equal to 3.0% of the aggregate gross proceeds from each sale of shares of Common Stock made under the Sales Agreement. The Company has no obligation to sell any shares of Common Stock under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The Company has also provided Cantor with customary indemnification and contribution rights.
The shares of Common Stock will be issued pursuant to the Company’s shelf registration statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2024 (the “Registration Statement”). The Registration Statement has not yet been declared effective by the SEC and no sales may be made until such time as the Registration Statement is declared effective. The Company will file a final prospectus supplement with the SEC following the effectiveness of the Registration Statement relating to the offer and sale of the shares of Common Stock pursuant to the Sales Agreement.
The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, relating to the shares of Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1
Controlled Equity OfferingSM Sales Agreement, dated September 6, 2024, by and between Domo, Inc. and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.2 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 6, 2024).

5.1
Legal Opinion of Wilson Sonsini Goodrich & Rosati, P.C. (incorporated by reference to Exhibit 5.1 to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 6, 2024).

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: September 6, 2024	By:	/s/ David Jolley
David Jolley
Chief Financial Officer